FOR IMMEDIATE RELEASE:                                           NEWS
October 12, 1999





MEDIA CONTACTS:
Mike Meranda, Director of Marketing
303.887.9021
mmeranda@navidec.com

       NAVIDEC AND DRIVEOFF.COM EXPAND PARTNERSHIPS WITH WELLS FARGO
$25 million investment completed; Internet services contract signed; Sales staff committed

DENVER - E-business solutions and services provider, Navidec Inc.
(NASDAQ:NVDC), and its automotive e-commerce subsidiary, DriveOff.com, today announced the completion and expansion of their partnership with Wells Fargo & Company.

In addition to funding its $25 million investment ($10 million in Navidec and $15 million in its subsidiary, DriveOff.com), Wells Fargo signed a multi-million dollar systems development contract with Navidec. Additionally, Wells Fargo has committed members of its sales staff to sign dealers in the Internet Auto Dealers Marketing Association (IADMA), DriveOff.com's exclusive dealer partner.

To help serve Wells Fargo and continue its national expansion, Navidec plans to add project management staff in San Francisco. These staff additions will support Wells Fargo projects as well as identify and service new business opportunities in the region.

"While some companies specialize in certain segments of e-business, Navidec's unique mix of expertise allows us to provide clients with one source to consult, build and manage solutions that meet all their e-business needs," said Ralph Armijo, president and CEO of Navidec.



                                   - MORE -

NVDC/WFC PARTNERSHIP
PAGE 2 OF 2

         With more Internet customers than any other bank and with its decade of experience in online banking, Wells Fargo has been ranked "best bank" by Yahoo! Internet Life. Its web site offers customers a single resource with the tools and financial products to help them realize their financial goals. The company currently enrolls more than one new online customer every 30 seconds.

ABOUT NAVIDEC INC.
Navidec Inc. (Nasdaq: NVDC) is a leading provider and incubator of innovative e-business solutions and services. Using its NPACT process, Navidec consults, builds and manages e-business solutions that enable its clients to transform their traditional business with e-commerce technology. In addition, Navidec incubates reusable software modules, packaged Internet solutions and complete e-business models.


DRIVEOFF.COM INC.
DriveOff.com Inc. is an automotive e-commerce company that provides world-class automotive web sites including DriveOff.com, CarWizard.com and LeaseSource.com. The company's flagship web site, DriveOff.com, is the first true automotive e-commerce web site--allowing consumers to complete their entire vehicle transaction online. DriveOff.com Inc., based in Englewood, Colorado, is a subsidiary of e-business solutions and services provider, Navidec Inc.

ABOUT WELLS FARGO & COMPANY
Wells Fargo & Company (NYSE: WFC) is a $205 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance services through almost 6,000 stores, the Internet (www.wellsfargo.com) and other distribution channels across North America and elsewhere internationally. Fortune Magazine recently ranked Wells Fargo the second most admired commercial bank.

                                     # # #

All statements in this press release, other than historical facts, are forward looking statements. These statements are based on certain assumptions and analyses made by Navidec in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of risks and uncertainties, including general and economic business conditions, demand for automobiles, competition from other automotive online services, market acceptance of its online automotive solutions and other risk factors indicated from time to time in Navidec's filings with the Securities and Exchange Commission. Those filings are available online at www.freeedgar.com.